UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2009

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 6, 2009, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2009.

ITEM 7.01     REGULATION FD DISCLOSURE

On August 6, 2009, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2009.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated August 6, 2009, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: August 6, 2009	By: /s/EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 6, 2009, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2009.

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES SECOND QUARTER 2009 TOTAL REVENUE OF $50.1 MILLION

CAMARILLO, CA August 6, 2009– Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and six months ended June 30, 2009.

Second Quarter 2009 Results

For the quarter ended June 30, 2009 compared to the quarter ended June 30, 2008:

•

Total revenue decreased 12.8% to $50.1 million from $57.5 million;

•

Operating expenses, including impairment of goodwill and indefinite-lived assets and cost of denied tower site and abandoned projects, increased 20.2% to $56.7 million from $47.1 million;

•

Operating expenses excluding impairment of goodwill and indefinite-lived assets, cost of denied tower site and abandoned projects and gain or loss on disposal of assets decreased 14.6% to $40.3 million from $47.1 million;

•

Operating loss from continued operations was $6.5 million in the current quarter as compared to operating income of $10.3 million in the prior year;

•

Net loss was $5.0 million, or $0.21 net loss per share, compared to net income of $3.5 million, or $0.15 net income per diluted share;

•

EBITDA was a loss of $2.0 million for the quarter as compared to earnings of $14.8 million; and

•

Adjusted EBITDA decreased 6.9% to $13.7 million from $14.7 million.

Broadcast

•

Net broadcast revenue decreased 12.8% to $43.6 million from $49.9 million;

•

Station operating income (“SOI”) decreased 12.6% to $15.8 million from $18.0 million;

•

Same station net broadcast revenue decreased 13.2% to $42.2 million from $48.7 million;

•

Same station SOI decreased 12.0% to $15.6 million from $17.7 million; and

•

Same station SOI margin increased to 37.0% from 36.5%.

Non-broadcast

•

Non-broadcast revenue decreased 13.0% to $6.5 million from $7.5 million; and

•

Non-broadcast operating income increased to $1.1 million from $0.7 million.

Included in the results for the quarter ended June 30, 2009 are:

•

A $1.1 million charge ($0.7 million, net of tax, or $0.05 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $13.7 million impairment of goodwill and indefinite-lived assets ($9.0 million, net of tax, or $0.38 per share) consisting of a $12.5 million impairment of radio broadcasting licenses and goodwill in our Dallas and Portland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.6 million loss ($1.1 million, net of tax, or $0.04 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $2.3 million benefit ($1.5 million, net of tax, or $0.10 per diluted share) related to the change in fair value of our interest rate swaps;

A $0.7 million gain ($0.4 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of $1.0 million of our 7 ¾% senior subordinated notes due in 2010;

•

A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options; and

•

A $0.1 million income, net of tax, from discontinued operations of a radio station in Columbus, Ohio.

Included in the results for the quarter ended June 30, 2008 are:

•

A $0.6 million income ($0.03 gain per diluted share), net of tax, from discontinued operations primarily consisting of:

o

A $0.8 million gain, net of tax, from the sale of WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of radio station WRFD-AM in Columbus, Ohio and CCM Magazine; and

•

A $0.6 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting primarily of:

o

$0.4 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $0.5 million and generated a profit of $0.1 million for the quarter ended June 30, 2008 and net broadcast revenue of approximately $0.4 million and generated a profit of $0.1 million for the quarter ended June 30, 2009.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations. The magazine had non-broadcast revenue of $0.1 million and generated no profit for the quarter ended June 30, 2008.

The company had no other comprehensive income or loss for the quarter ended June 30, 2009 due to the interest rate swaps becoming ineffective during the fourth quarter of 2008.  This is compared to other comprehensive income of $2.0 million, net of tax, for the quarter ended June 30, 2008 due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,673,788 diluted weighted average shares for the quarter ended June 30, 2009, and 23,668,788 diluted weighted average shares for the quarter ended June 30, 2008.

Year to Date 2009 Results

For the six month period ended June 30, 2009 compared to the six month period ended June 30, 2008:

•

Total revenue decreased 11.7% to $98.4 million from $111.5 million;

•

Operating expenses, including impairment of goodwill and indefinite-lived assets and cost of denied tower site and abandoned projects, increased 8.8% to $96.1 million from $88.4 million;

•

Operating expenses excluding impairment of goodwill and indefinite-lived assets, cost of denied tower site and abandoned projects and gain or loss on disposal of assets decreased 15.5% to $79.7 million from $94.4 million;

•

Operating loss from continued operations was $2.3 million as compared to operating income $23.2 million;

•

Net loss was $2.1 million, or $0.09 net loss per share, compared to net income of $8.5 million, or $0.36 net income per diluted share;

•

EBITDA decreased 67.3% to $10.8 million from $32.9 million; and

•

Adjusted EBITDA increased 1.6% to $26.6 million from $26.2 million.

Broadcast

•

Net broadcast revenue decreased 12.5% to $85.6 million from $97.9 million;

•

SOI decreased 7.9% to $31.5 million from $34.2 million;

•

Same station net broadcast revenue decreased 12.9% to $82.5 million from $94.7 million;

•

Same station SOI decreased 6.8% to $31.0 million from $33.3 million; and

•

Same station SOI margin increased to 37.6% from 35.2%.

Non-broadcast

•

Non-broadcast revenue decreased 6.2% to $12.8 million from $13.7 million; and

•

Non-broadcast operating income increased to $1.6 million from $0.6 million.

Included in the results for the six month period ended June 30, 2009 are:

•

A $1.1 million charge ($0.8 million, net of tax, or $0.05 per share) related to the costs of a denied tower site relocation project for radio station KDOW-AM, San Francisco, California, which was rejected by the City of Hayward and an abandoned tower site relocation for KKLA-FM, Los Angeles, California;

•

A $13.7 million impairment of goodwill and indefinite-lived assets ($9.6 million, net of tax, or $0.41 per share) consisting of a $12.5 million impairment of radio broadcasting licenses and goodwill in our Dallas and Portland markets and a $1.2 million impairment of goodwill and mastheads in our non-broadcast segment;

•

A $1.6 million loss ($1.1 million, net of tax, or $0.05 per share) on disposal of assets primarily from the sale of radio station KPXI-FM in Tyler-Longview, Texas;

•

A $2.4 million benefit ($1.7 million, net of tax, or $0.10 per diluted share) related to the change in fair value of our interest rate swaps;

•

A $0.7 million gain ($0.5 million, net of tax, or $0.02 per diluted share) on early redemption of long-term debt due to the repurchase of $1.0 million of our 7 ¾% senior subordinated notes due in 2010;

•

A $0.1 million income, net of tax, from discontinued operations of a radio station in Columbus, Ohio; and

•

A $0.2 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.1 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the six month period ended June 30, 2008 are:

•

A $6.0 million gain primarily from the disposal of the assets of KTEK-AM in Houston, Texas ($3.4 million gain, net of tax, or $0.14 per diluted share);

•

A $2.1 million income ($0.09 gain per diluted share), net of tax, from discontinued operations consisting primarily of:

o

A $1.3 million gain, net of tax, from the sale of WRRD-AM in Milwaukee, Wisconsin;

o

A $0.8 million gain, net of tax, from the sale of WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of radio station WRFD-AM in Columbus, Ohio and the operating results of CCM Magazine; and

•

A $1.3 million non-cash compensation charge ($0.7 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting of:

o

$1.0 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

These results reflect the reclassification of the operations of our Columbus, Ohio and Milwaukee, Wisconsin radio stations to discontinued operations for all periods presented. These stations had net broadcast revenue of approximately $1.3 million and generated a profit of $0.1 million for the six months ended June 30, 2008 and net broadcast revenue of approximately $0.7 million and generated a profit of $0.1 million for the six months ended June 30, 2009.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcast revenue of $0.4 million and generated a profit of $0.1 million for the six months ended June 30, 2008.

The company had no other comprehensive income or loss for the six months ended June 30, 2009 due to the interest rate swaps becoming ineffective during the fourth quarter of 2008.  Other comprehensive loss $0.2 million, net of tax, for the six months ended June 30, 2008 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,673,788 diluted weighted average shares for the six months ended June 30, 2009 and 23,668,788 diluted weighted average shares for the comparable 2008 period.

Balance Sheet

As of June 30, 2009, the company had net debt of $301.5 million and was in compliance with the covenants of its credit facilities and bond indentures.  The company’s bank leverage ratio was 5.25 versus a compliance covenant of 5.75 and its bond leverage ratio was 5.27 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2009:

•

KPXI (100.7 FM) in Tyler-Longview, Texas was sold for $0.4 million which resulted in a pre-tax loss of $1.6 million.

•

On July 12, 2008, we entered an agreement to purchase radio station WZAB-AM in Miami, Florida for $1.4 million.  We began operating the station under a Local Marketing Agreement (“LMA”) agreement effective October 1, 2008.  On July 20, 2009, we amended the Asset Purchase Agreement to reduce the purchase price to $1.0 million.  The purchase was approved by the FCC and closed on July 24, 2009.

The following transaction is currently pending:

•

WRFD (880 AM) in Columbus, Ohio will be sold for approximately $4.0 million.

Third Quarter 2009 Outlook

For the third quarter of 2009, Salem is projecting total revenue to decrease 12% to 15% over third quarter 2008 total revenue of $54.4 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets and impairments to decline 12% to 15% as compared to the third quarter of 2008 operating expenses of $48.2 million.

In addition to its radio properties, Salem owns Salem Radio Network(R), which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives(TM), a national radio advertising sales force; Salem Web Network(TM), an Internet provider of Christian content and online streaming; and Salem Publishing(TM), a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 93 radio stations, including 58 stations in 22 of the top 25 markets. Additional information about Salem may be accessed at the company's website, www.salem.cc.

Company Contact:

Tomasita Solis

Salem Communications

(805) 987-0400 ext. 1067

tomasitaa@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), impairment of goodwill and indefinite-lived asset, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(unaudited)

Net broadcast revenue	$ 49,938	$ 43,570	$ 97,855	$ 85,601
Non-broadcast revenue	7,521	6,545	13,654	12,806
Total revenue	57,459	50,115	111,509	98,407
Operating expenses:
Broadcast operating expenses	31,905	27,801	63,692	54,145
Cost of denied tower site and abandoned projects	-	1,111	-	1,111
Non-broadcast operating expenses	6,847	5,439	13,087	11,237
Corporate expenses	4,482	3,271	9,759	6,614
Impairment of goodwill and indefinite-lived assets	-	13,663	-	13,663
Depreciation and amortization	3,903	3,763	7,818	7,744
(Gain) loss on disposal of assets	10	1,615	(6,004)	1,616
Total operating expenses	47,147	56,663	88,352	96,130
Operating income (loss)	10,312	(6,548)	23,157	2,277
Other income (expense):
Interest income	113	73	134	147
Interest expense	(5,488)	(4,279)	(11,562)	(8,638)
Ineffectiveness of interest rate swaps	-	2,296	-	2,376
Gain on early redemption of long-term debt	-	660	-	660
Other income (expense), net	(49)	(27)	(100)	(48)
Income (loss) from continuing operations before income taxes	4,888	(7,825)	11,629	(3,226)
Provision for (benefit from) income taxes	1,996	(2,699)	5,135	(955)
Income (loss) from continuing operations	2,892	(5,126)	6,494	(2,271)
Discontinued operations, net of tax	632	109	2,053	143
Net income (loss)	$ 3,524	$ (5,017)	$ 8,547	$ (2,128)
Other comprehensive income (loss), net of tax	1,961	-	(183)	-
Comprehensive income (loss)	$ 5,485	$ (5,017)	$ 8,364	$ (2,128)

Basic income (loss) per share before discontinued operations	$ 0.12	$ (0.22)	$ 0.27	$ (0.10)
Discontinued operations, net of tax	$ 0.03	$ -	$ 0.09	$ 0.01
Basic income (loss) per share after discontinued operations	$ 0.15	$ (0.21)	$ 0.36	$ (0.09)

Diluted income (loss) per share before discontinued operations	$ 0.12	$ (0.22)	$ 0.27	$ (0.10)
Discontinued operations, net of tax	$ 0.03	$ -	$ 0.09	$ 0.01
Diluted income (loss) per share after discontinued operations	$ 0.15	$ (0.21)	$ 0.36	$ (0.09)

Basic weighted average shares outstanding	23,668,788	23,673,788	23,668,788	23,673,788
Diluted weighted average shares outstanding	23,668,788	23,673,788	23,668,788	23,673,788

Other Data:
Station operating income	$ 18,033	$ 15,769	$ 34,163	$ 31,456
Station operating margin	36.1%	36.2%	34.9%	36.7%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2008	2009
		(unaudited)
Assets
Cash	$ 1,892	$ 20,409
Trade accounts receivable, net	28,530	25,458
Deferred income taxes	5,670	6,158
Other current assets	2,844	2,147
Assets of discontinued operations	204	204
Property, plant and equipment, net	133,706	126,214
Intangible assets, net	423,709	409,815
Bond issue costs	268	197
Bank loan fees	981	1,683
Other assets	9,914	7,097
Total assets	$ 607,718	$ 599,382

Liabilities and Stockholders' Equity
Current liabilities	$ 22,897	$ 92,250
Long-term debt and capital lease obligations	329,507	254,453
Deferred income taxes	43,106	42,639
Other liabilities	9,092	8,559
Stockholders' equity	203,116	201,481
Total liabilities and stockholders' equity	$ 607,718	$ 599,382

Salem Communications Corporation
Supplemental Information
(in thousands)
Capital expenditures
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(unaudited)
Acquisition related / income producing	$ 1,427	$ 108	$ 2,801	$ 295
Maintenance	1,056	1,320	2,613	1,755
Total capital expenditures	$ 2,483	$ 1,428	$ 5,414	$ 2,050

Tax information
Cash tax expense	$ 371	$ 272	$ 309	$ 280
Deferred tax expense	1,625	(2,971)	4,826	(1,235)
Provision for (benefit from) income taxes	$ 1,996	$ (2,699)	$ 5,135	$ (955)

Tax benefit of non-book amortization	$ 3,714	$ 3,013	$ 7,841	$ 5,857

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$ 48,683	$ 42,243	$ 94,658	$ 82,494
Net broadcast revenue - acquisitions	-	210	-	376
Net broadcast revenue - dispositions	124	6	417	8
Net broadcast revenue - format changes	1,131	1,111	2,780	2,723
Total net broadcast revenue	$ 49,938	$ 43,570	$ 97,855	$ 85,601

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses - same station	$ 30,937	$ 26,623	$ 61,358	$ 51,467
Broadcast operating expenses - acquisitions	-	180	-	324
Broadcast operating expenses - dispositions	182	1	362	12
Broadcast operating expenses - format changes	786	997	1,972	2,342
Total broadcast operating expenses	$ 31,905	$ 27,801	$ 63,692	$ 54,145

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$ 17,746	$ 15,620	$ 33,300	$ 31,027
Station operating income - acquisitions	-	30	-	52
Station operating income - dispositions	(58)	5	55	(4)
Station operating income - format changes	345	114	808	381
Total station operating income	$ 18,033	$ 15,769	$ 34,163	$ 31,456

Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast Operating Income to Operating Income (Loss)
Station operating income	$ 18,033	$ 15,769	$ 34,163	$ 31,456
Non-broadcast operating income	674	1,106	567	1,569
Less:
Corporate expenses	(4,482)	(3,271)	(9,759)	(6,614)
Depreciation and amortization	(3,903)	(3,763)	(7,818)	(7,744)
Cost of denied tower site and abandoned projects	-	(1,111)	-	(1,111)
Impairment of goodwill and indefinite-lived assets	-	(13,663)	-	(13,663)
Gain (loss) on disposal of assets	(10)	(1,615)	6,004	(1,616)

Operating income (loss)	$ 10,312	$ (6,548)	$ 23,157	$ 2,277

Reconciliation of Adjusted EBITDA to EBITDA
to Net Income (Loss)
Adjusted EBITDA	$ 14,745	$ 13,724	$ 26,186	$ 26,593
Less:
Stock-based compensation	(569)	(147)	(1,315)	(230)
Impairment of goodwill and indefinite-lived assets	-	(13,663)	-	(13,663)
Cost of denied tower site and abandoned projects	-	(1,111)	-	(1,111)
Gain on early redemption of long-term debt	-	660	-	660
Discontinued operations, net of tax	632	109	2,053	143
Gain (loss) on disposal of assets	(10)	(1,615)	6,004	(1,616)
EBITDA	14,798	(2,043)	32,928	10,776
Plus:
Interest income	113	73	134	147
Less:
Depreciation and amortization	(3,903)	(3,763)	(7,818)	(7,744)
Interest expense	(5,488)	(4,279)	(11,562)	(8,638)
Change in fair value of interest rate swaps	-	2,296	-	2,376
Provision for (benefit from) income taxes	(1,996)	2,699	(5,135)	955
Net income (loss)	$ 3,524	$ (5,017)	$ 8,547	$ (2,128)

		Applicable
	Outstanding at	Interest
	June 30, 2009	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 89,655	7.75%
Senior bank term loan B debt (1)	71,240	1.88%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.49%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.20%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.03%
Senior bank term C debt (at variable rates) (1)	70,027	1.88%

(1) Subject to rolling LIBOR plus a spread currently at 1.50% and incorporated into the rate set forth above.

(2)  Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement.

      As of June 30, 2009, that spread was 1.50% and is incorporated into the applicable interest rates set forth above.